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SECTION 906 CERTIFICATION

      Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Calamos Convertible Opportunities and Income Fund (the "Company"), hereby certifies, to his knowledge, that the Company's Report on Form N-CSR for the six months ended April 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 29, 2006

/s/ John P. Calamos, Sr.
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Name: John P. Calamos, Sr.
Title: Principal Executive Officer

/s/ Patrick H. Dudasik
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Name: Patrick H. Dudasik
Title: Principal Financial Officer

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934.

A signed original of this certificate required by Section 906 has been provided to Calamos Convertible Opportunities and Income Fund and will be retained by Calamos Convertible Opportunities and Income Fund and furnished to the Securities and Exchange Commission or staff upon request.